                                                                     EXHIBIT 11
                        AMERICAN DENTAL PARTNERS, INC.
          COMPUTATION OF BASIC AND DILUTED EARNINGS (LOSS) PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                                         PRO
                                                          ACTUAL       FORMA AS
                                                      ---------------  ADJUSTED
                                                       1996     1997     1997
                                                      -------  ------  --------
BASIC EARNINGS (LOSS) PER SHARE
Net earnings (loss).................................. $(2,443) $1,070   $1,786
Less: Dividends on Series A Convertible Preferred
 Stock...............................................    (109)   (632)     --
  Dividends on Series B Redeemable Preferred Stock...     (96)   (560)     --
                                                      -------  ------   ------
Net earnings (loss) available to common
 stockholders........................................ $(2,648) $ (122)  $1,786
                                                      =======  ======   ======
Weighted average common shares outstanding...........     768   2,273    2,429
Add: Assumed conversion of Series A Convertible
   Preferred Stock(1)................................     --      --     2,400
Add: Shares issued in connection with initial public
 offering(2).........................................     --      --     1,986
                                                      -------  ------   ------
Weighted average common shares as adjusted...........     768   2,273    6,815
                                                      =======  ======   ======
Net earnings (loss) per share........................ $ (3.45) $(0.05)  $ 0.26
                                                      =======  ======   ======
DILUTED EARNINGS (LOSS) PER SHARE
Net earnings (loss).................................. $(2,443) $1,070   $1,786
Less: Dividends on Series A Convertible Preferred
 Stock...............................................    (109)   (632)     --
  Dividends on Series B Redeemable Preferred Stock...     (96)   (560)     --
                                                      -------  ------   ------
Net earnings (loss) available to common
 stockholders........................................ $(2,648) $ (122)  $1,786
                                                      =======  ======   ======
Weighted average common shares outstanding...........     768   2,273    2,429
Add: Dilutive effect of options(3)...................     --      --       192
Add: Assumed conversion of Series A Convertible
   Preferred Stock(1)(3).............................     --      --     2,400
Add: Shares issued in connection with initial public
 offering(2).........................................     --      --     1,986
                                                      -------  ------   ------
Weighted average common shares as adjusted...........     768   2,273    7,007
                                                      =======  ======   ======
Net earnings (loss) per share........................ $ (3.45) $(0.05)  $ 0.25
                                                      =======  ======   ======
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(1) In connection with the initial public offering, Series A Convertible
    Preferred shares will automatically convert to common stock on a one for one basis.

(2) In connection with the initial public offering, gives effect to the issuance of common shares which would have been necessary to pay
    $16,700,000 of revolving credit facility indebtedness, redeem $7,656,000 of Series B Redeemable Preferred Stock and pay $1,500,000 of estimated offering costs.

(3) The computation of diluted earnings (loss) per share ("Diluted EPS") does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. Accordingly, the Series A
    Convertible Preferred Stock and the effect of stock options were not included in the actual calculation of Diluted EPS for the years ended
    December 31, 1996 and 1997.